UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2015

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 E. Front St., Suite 400 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On November 1, 2015, US Ecology, Inc. (the “Company” or “US Ecology”) completed its previously announced sale of its subsidiary, Allstate Power Vac, Inc., an industrial services business (“Allstate”), to ASPV Holdings, Inc., a private investor group (the “Buyer”), in exchange for a total purchase price, including fees and expenses, of approximately $58.8 million cash, subject to certain post-closing adjustments for working capital. The sale of Allstate was consummated pursuant to a Stock Purchase Agreement, dated as of August 4, 2015, by and between Buyer and EQ Industrial Services, Inc., a subsidiary of the Company (the “Seller”), which is attached as Exhibit 10.1 to the Form 10-Q filed by the Company with the Securities and Exchange Commission on November 4, 2015.

Item 9.01     Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Our unaudited pro forma consolidated balance sheet as of September 30, 2015 and our unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 have been derived by the application of pro forma adjustments to our historical consolidated financial statements. These unaudited pro forma consolidated financial statements reflect the sale of Allstate as if it had occurred on June 17, 2014, the date of US Ecology, Inc.’s acquisition of EQ Holdings, Inc. As the purpose of the pro forma information provided below is to illustrate the results of operations of the Company without the disposed Allstate operations, the effects of the transaction, including the estimated gain on sale, disposal costs and related tax effects, were excluded from our pro forma statement of operations. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. Our unaudited pro forma consolidated financial information should not be construed to be indicative of future results of operations or financial position.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited pro forma consolidated balance sheet as of September 30, 2015 and unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 of US Ecology, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.

Date: November 4, 2015	By: /s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President & Chief Financial Officer

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